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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                    -----------------------------------------


                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest
  Event Reported):  May 14, 1997



                                FIRST ALERT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
               DELAWARE                                0-23630                                04-3197075
    -------------------------------                ----------------                       -------------------
    (State or other jurisdiction of                (Commission File                        (I.R.S. Employer
    incorporation or organization)                     Number)                            Identification No.)



       3901 Liberty Street Road
           Aurora, Illinois                           60504-8122                            (630) 851-7330
    -------------------------------                   ----------                   -------------------------------
    (Address of principal executive                   (Zip Code)                   (Registrant's telephone number,
                office)                                                                 including area code)

Exhibit index is located at page 2

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ITEM 5.    OTHER EVENTS.

           On May 14, 1997, the Company entered into a Financing and Security Agreement (the "Credit Agreement") with NationsBank, N.A. (the "Bank"), pursuant to which the Bank agreed to provide the Company and its subsidiaries with a new $80.0 million three year credit facility ("New Credit Facility") replacing the Company's then existing credit facility. Advances under the New Credit Facility are limited to (a) 85% of eligible accounts receivable plus (b) the lesser of 60% of eligible inventory or $35.0 million. In addition, the Bank agreed to make overadvances available to the Company in amounts not to exceed $10 million during the period of May 1997 through October 1997 and $5.0 million during the period of June 1998 to September 1998. All of the Company's obligations under the New Credit Facility are secured by a first priority lien on substantially all the assets of the Company and its subsidiaries. Amounts outstanding under the New Credit Facility bear interest at the Bank's prime rate plus 1/2% or the London Interbank Offered Rate plus 2%. Under the New Credit Facility, the Company is required to pay the Bank a commitment fee of 0.375% per annum on the unused portion of the commitment. The Credit Agreement requires the Company to adhere to certain covenants, including the maintenance of specific ratios of (i) total liabilities to tangible net worth and (ii) EBITDA to fixed charges. The Credit Agreement also requires the Company to maintain specific levels of tangible net worth and limits the Company's ability to incur additional indebtedness and pay dividends.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       (c) EXHIBITS.

           The following exhibits are included herein:


              Exhibit No.                            Title
              -----------                            -----

                 10.52 Financing and Security Agreement, dated May 14, 1997, among First Alert, Inc., BRK Brands, Inc., BRK Brands Europe Ltd., BRK Brands Pty., the Lenders party thereto and NationsBank, N.A. (filed herewith)


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                    FIRST ALERT, INC.



                                    By: /s/ B. Joseph Messner
                                        ----------------------------------------
                                    Name:  B. Joseph Messner
                                    Title: President and Chief Executive Officer

Dated:  May 27, 1997



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